Exhibit 99.1
For More Information
Investor Contacts:
Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com
Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com
SMART Modular Technologies Reports Second Quarter Fiscal 2010 Results
NEWARK, CA — March 25, 2010 — SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules and solid state storage products, today reported financial results for the second quarter of fiscal 2010 ended February 26, 2010.
Second Quarter Fiscal 2010 Highlights:
•	Net sales of $160.1 million

•	Gross profit of $42.0 million

•	GAAP diluted EPS of $0.25

•	Non-GAAP diluted EPS of $0.23

•	Adjusted EBITDA of $28.4 million
Net sales for the second quarter of fiscal 2010 were $160.1 million, compared to $123.1 million for the first quarter of fiscal 2010, and $109.1 million for the second quarter of fiscal 2009.
Gross profit for the second quarter of fiscal 2010 was $42.0 million, compared to $28.8 million for the first quarter of fiscal 2010, and $24.1 million for the second quarter of fiscal 2009.
On a GAAP basis, net income for the second quarter of fiscal 2010 was $16.1 million, or $0.25 per diluted share, compared to net income of $4.6 million, or $0.07 per diluted share for the first quarter of fiscal 2010, and a net loss of $1.9 million, or a net loss of $0.03 per share for the second quarter of fiscal 2009.

On a non-GAAP basis, net income was $14.9 million or $0.23 per diluted share for the second quarter of fiscal 2010, compared to net income of $5.4 million, or $0.08 per diluted share for the first quarter of fiscal 2010, and net income of $4.1 million, or $0.06 per diluted share for the second quarter of fiscal 2009.
Adjusted EBITDA for the second quarter of fiscal 2010 was $28.4 million, compared to $15.0 million for the first quarter of fiscal 2010, and $10.2 million for the second quarter of fiscal 2009.
Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.
“In the second quarter of fiscal 2010 we saw robust demand for our products and services, driven by improvement in the overall economy and an improved DRAM pricing environment,” commented Iain MacKenzie, President and CEO of SMART. “This increased demand, coupled with our operating leverage and efficient cost structure, is driving better financial performance. In the future we expect to benefit from the progress we are making in the expansion of our capacity in Brazil and Malaysia, and from our investment in Flash packaging in Brazil, which is targeted for launch in the early part of our fiscal 2011. In addition, we are ramping up our investment in our growing enterprise solid state storage business.”
Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.
For the third quarter of fiscal 2010, SMART estimates net sales will be in the range of $175 million to $185 million, gross profit in the range of $38 million to $42 million, and net income per diluted share in the range of $0.15 to $0.19 on a GAAP basis. On a non-GAAP basis, SMART estimates net income per diluted share will be in the range of $0.18 to $0.22. The guidance for the third quarter of fiscal 2010 includes an income tax provision estimated in the range of $7.8 million to $8.4 million. Please refer to the Non-GAAP Information section and the “Reconciliation of Q3-10 Guidance for Non-GAAP Financial Measures” table below for further detail.

Conference Call Details
SMART’s second quarter fiscal 2010 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Time (PT), or 4:30 p.m. Eastern Time (ET), on Thursday, March 25, 2010. The call may be accessed U.S. toll free by calling (877) 941-4774 or U.S. toll by calling (480) 629-9760. Please join the conference call at least ten minutes early in order to register. The access code is 4250622. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PT, April 8, 2010, by dialing (303) 590-3030 and entering passcode 4250622#.
Forward-Looking Statements
Statements contained in this press release, or in the teleconference or webcast, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance and solid state storage growth strategy, benefits associated with operational efficiencies, the DRAM market, new product introductions, expansion of capacity in Brazil and Asia, launch of Flash packaging in Brazil, and customer demand for products.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, difficulties with or delays in the introduction of new products, fluctuations in product prices and raw material costs and availability, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, fluctuations in the quarterly effective tax rate and related tax provision, higher than anticipated costs from increasing capacity, changes in foreign currency exchange rates, intellectual property disputes and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s recently filed Annual Report on Form 10-K for fiscal 2009 and its Quarterly Report on Form 10-Q for the quarter ended November 27, 2009. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, our future results may differ materially from projections and investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and the Company does not currently intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define Adjusted EBITDA as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, stock-based compensation expense, and other infrequent or unusual items, less net gain on repurchase of notes and receipt from legal settlement. Adjusted EBITDA is not a measure of financial performance calculated in accordance with U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of U.S. GAAP. Adjusted EBITDA also does not purport to represent cash flow provided by, or used in, operating activities in accordance with U.S. GAAP and should not be used as a measure of liquidity.
Non-GAAP financial results do not include stock-based compensation expense, restructuring charges, goodwill impairment charges, net gain on repurchase of notes, receipt from legal settlement and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding these charges and gains, as well as any related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

About SMART
SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, defense, aerospace and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity solid state drives (SSDs) for enterprise, defense, aerospace, industrial automation, medical, and transportation markets. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data; unaudited)

	Three Months Ended			Six Months Ended
	February 26,	November 27,	February 27,	February 26,	February 27,
	2010	2009	2009	2010	2009

Net income (loss)	$16,092	$4,582	$(1,850)	$20,674	$(8,728)
Add:
Stock-based compensation expense charged to operating expense, net of tax	1,827	1,635	1,787	3,462	3,562
Gain on legal settlement, no tax effect	(3,044)	—	—	(3,044)	—
Gain on repurchase of notes, no tax effect	—	(1,178)	—	(1,178)	—
Loan fees written off on repurchase of notes, no tax effect	—	353	—	353	—
Goodwill impairment, no tax effect	—	—	3,206	—	10,416
Restructuring charges, net of tax	—	—	925	—	1,811

Non-GAAP net income	$14,875	$5,392	$4,068	$20,267	$7,061

Non-GAAP net income per diluted share	$0.23	$0.08	$0.06	$0.31	$0.11

Shares used in computing non-GAAP net income per diluted share:	65,010	64,016	63,326	64,513	63,328

Net income (loss)	$16,092	$4,582	$(1,850)	$20,674	$(8,728)
Interest expense, net	1,163	1,663 *	1,698	2,826	3,450
Income taxes	8,433	4,717	1,263	13,150	3,440
Depreciation and amortization	3,912	3,617	3,116	7,529	6,444

EBITDA	29,600	14,579	4,227	44,179	4,606
Adjustments:
Stock-based compensation expense charged to operating expense	1,839	1,646	1,800	3,485	3,587
Gain on legal settlement	(3,044)	—	—	(3,044)	—
Gain on repurchase of notes	—	(1,178)	—	(1,178)	—
Goodwill impairment	—	—	3,206	—	10,416
Restructuring charges	—	—	935	—	1,821

Adjusted EBITDA	$28,395	$15,047	$10,168	$43,442	$20,430

*	Includes $353K of loan fees written off on repurchase of notes.

Reconciliation of Q3-10 Guidance for Non-GAAP Financial Measures
(In millions, except per share data; unaudited)

	Three Months Ending May 28, 2010
	GAAP				Non-GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To

Net income	$10.0	$12.5	$1.9	(a)	$11.9	$14.4

Net income per diluted share	$0.15	$0.19			$0.18	$0.22

Shares used in computing net income per diluted share	65.5	65.5			65.5	65.5

(a)	Reflects estimated adjustment for stock-based compensation expense.

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	February 26,	February 27,	February 26,	February 27,
	2010	2009	2010	2009

Net sales	$160,110	$109,089	$283,203	$249,864
Cost of sales	118,097	85,022	212,424	199,981

Gross profit	42,013	24,067	70,779	49,883

Operating expenses:
Research and development	5,219	5,142	10,949	10,578
Selling, general and administrative	14,331	13,782	27,697	28,249
Goodwill impairment	—	3,206	—	10,416
Restructuring charges	—	935	—	1,821

Total operating expenses	19,550	23,065	38,646	51,064

Income (loss) from operations	22,463	1,002	32,133	(1,181)
Interest expense, net	(1,163)	(1,698)	(2,826)	(3,450)
Other income (expense), net	3,225	109	4,517	(657)

Total other income (expense)	2,062	(1,589)	1,691	(4,107)

Income (loss) before provision for income taxes	24,525	(587)	33,824	(5,288)
Provision for income taxes	8,433	1,263	13,150	3,440

Net income (loss)	$16,092	($1,850)	$20,674	($8,728)

Net income (loss) per share, basic	$0.26	($0.03)	$0.33	($0.14)

Net income (loss) per share, diluted	$0.25	($0.03)	$0.32	($0.14)

Shares used in computing net income (loss) per ordinary share	62,211	61,673	62,092	61,595

Shares used in computing net income (loss) per diluted share	65,010	61,673	64,513	61,595

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	February 26,	August 28,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$118,675	$147,658
Accounts receivable, net of allowances of $884 and $1,591 as of February 26, 2010 and August 28, 2009	181,481	130,953
Inventories	90,443	63,115
Prepaid expense and other current assets	16,839	12,628

Total current assets	407,438	354,354
Property and equipment, net	37,054	36,263
Goodwill	1,061	1,061
Other intangible assets, net	6,940	7,475
Other non-current assets	6,489	4,585

Total assets	$458,982	$403,738

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117,445	$68,928
Accrued expenses and other current liabilities	25,867	16,615

Total current liabilities	143,312	85,543
Long-term debt	55,072	81,250
Other long-term liabilities	1,069	2,120

Total liabilities	199,453	168,913

Shareholders’ equity:
Ordinary shares	10	10
Additional paid in capital	113,400	109,264
Accumulated other comprehensive income	4,227	4,333
Retained earnings	141,892	121,218

Total shareholders’ equity	259,529	234,825

Total liabilities and shareholders’ equity	$458,982	$403,738

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Summary Cash Flow Information
(Unaudited)

	Six Months Ended
	February 26,	February 27,
	2010	2009
	(In thousands)

Net cash provided by operating activities	$4,917	$24,581
Net cash used in investing activities	$(9,822)	$(11,368)
Net cash provided by (used in) financing activities	$(24,337)	$464
END